CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated January 12, 2001 on the financial statements and financial highlights of Midas Special Equities Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2000 Annual Report to Shareholders which is incorporated by reference in the Registration Statement on Form N-14 of Midas Special Equities Fund, Inc.





                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 26, 2001

































               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated January 12, 2001 on the financial statements and financial highlights of Midas U.S. and Overseas Fund Ltd. Such financial statements and financial highlights appear in the December 31, 2000 Annual Report to Shareholders which is incorporated by reference in the Registration Statement on Form N-14 of Midas U.S. and Overseas Fund Ltd.





                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 26, 2001